Exhibit 10.2

AMENDMENT TO INITIAL REGISTERED NOTE

This AMENDMENT TO INITIAL REGISTERED NOTE (this “Amendment”), dated February 27, 2024, is entered into by and among Bionano Genomics, Inc., a Delaware corporation, (the “Company”), and the investor listed on the Schedule of Buyers (the “Buyer”) attached to the Purchase Agreement (defined below). The Company and the Buyer each may be hereinafter referred to as a “Party” and together as the “Parties.”

RECITALS

A.          Reference is made to that certain SECURITIES PURCHASE AGREEMENT, dated as of October 11, 2023, (the “Purchase Agreement”), by and among the Parties and the Initial Registered Note (as defined in the Purchase Agreement) issued thereunder bearing Certificate No. A-1. Capitalized terms used without being defined herein have the meanings ascribed in the Initial Registered Note.

B.         The Parties wish to amend the Initial Registered Note, effective as of the date hereof, subject to and contingent upon the Company’s (i) performance of Section 8 of this Amendment, (ii) payment of the Redemptions (as defined in that certain letter agreement, dated as of the date hereof, by and between the Company and the Buyer (the “Letter Agreement”) to the Buyer and (iii) payment of the Initial Private Placement Note Retirement Fee (as defined in the Letter Agreement) to the Buyer .

In consideration of these recitals and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.           Section 8(J) of the Initial Registered Note is hereby replaced in its entirety as follows, effective as of the date hereof:

“The Company and its Subsidiaries shall have at all times liquidity (the “Minimum Liquidity Amount”) calculated as unrestricted (except as to the restrictions set forth herein), unencumbered Cash and Cash Equivalents in one or more deposit accounts and/or securities accounts located in the United States and subject to one or more “holder directed” Control Agreements entered into in favor of the Collateral Agent that do not provide the Company or its Subsidiaries access to the amounts in such account and only permits funds to be released from such account upon the direction of the Collateral Agent (each a “Blocked Controlled Account”) in a minimum amount equal to the sum of (i) the outstanding Principal Amount of the Note, plus (ii) six hundred and sixty three thousand dollars ($663,000).”

2.           Section 10(A)(iii) of the Initial Registered Note shall be replaced in its entirety as follows, effective as of the date hereof:

“a default in the Company’s obligation to timely deliver a Fundamental Change Notice pursuant to Section 6(C), or Compliance Certificate, and such default continues for three Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice, Company Conversion Notice, Compliance Certificate, or notice delivered pursuant to Section 4(C)(iii).”

3.           The defined term “Available Cash” under Section 1 of the Initial Registered Note shall be replaced in its entirety as follows, effective as of the date hereof:

““Available Cash” means, as of any date of determination, (A) the sum of (i) the Cash and Cash Equivalents of the Company and its Wholly Owned Subsidiaries, (ii) any Cash paid by the Company to the Holder pursuant to this Note and any Other Note during the Quarterly Cash Burn Period (in the case of Section 8(X)), and (iii) any Cash paid by the Company or any Wholly Owned Subsidiary of the Company in respect of Covered Milestone Payments during the Quarterly Cash Burn Period (in the case of Section 8(X)), less (B) any Cash actually received pursuant to any financings or series of related financings during the Quarterly Cash Burn Period (in the case of Section 8(X)), including for the avoidance of doubt, from the sale and issuance of the Company’s Capital Stock, Convertible Securities, Equity-Linked Securities or Indebtedness (including, for the avoidance of doubt, Cash actually received in connection with the exercise or settlement of any Convertible Securities or Equity-Linked Securities).”

4.          The defined term “Liquidity Cash Burn Period” shall be deleted in its entirety from Section 1 of the Initial Registered Note, effective as of the date hereof.

5.          The defined term “Partial Redemption Date” under Section 1 of the Initial Registered Note shall be replaced in its entirety as follows, effective as of the date hereof:

““Partial Redemption Date” means, with respect to this Note, (A) the first calendar day of each month (other than March 1, 2024 and April 1, 2024) commencing November 1, 2023 and (B) April 20, 2024 and (C) if not otherwise included in clause (A) or (B), the Maturity Date.”

6.         Section 22 of the Initial Registered Note shall be deleted in its entirety, effective as of the date hereof. Each of the defined terms “Adjusted Indebtedness,” “Daily Market Capitalization,” “Restricted Cash Measurement Period,” “Restricted Cash Request” and “Restricted Cash Release Date” shall be deleted in their entirety from Section 1 of the Initial Registered Note, effective as of the date hereof.

7.          This Company hereby represents and warrants to the Buyer that:

(a)  Each of this Amendment and the Initial Registered Note (as amended hereby), constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  As of the date hereof, the representations and warranties of the Company set forth in the Purchase Agreement are true and correct in all material respects (or, in the case of any such representation or warranty qualified by materiality or Material Adverse Effect (as defined in the Purchase Agreement), in all respects), other than any such representation or warranty given as of a particular date in which case they are true and correct in all material respects (or, in the case of any such representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such date.

8.        The Company shall promptly pay all reasonable and documented out-of-pocket expenses and costs of the Buyer (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for the Buyer) in connection with the preparation, negotiation, execution and approval of this Amendment.

9.          This Amendment may be executed by one or more of the Parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.  As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Amendment shall have the same validity and effect as a signature affixed by the party’s hand.

10.      By no later than 9:15 a.m., New York City time on the date hereof (or, if this Amendment is executed after such time, no later than 9:15 a.m. the following day), the Company shall file a Current Report on Form 8-K disclosing all the material terms of the transactions contemplated by this Amendment (the “Form 8-K”).  From and after the issuance of the Form 8-K, the Company shall have disclosed all material, nonpublic information (if any) provided to the Buyer by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents and neither the Buyer nor any of its officers, directors, employees or agents shall be in possession of any material, non-public information regarding the Company or any of its Subsidiaries.

11.        All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Initial Registered Note.

12.        This Amendment shall constitute a Transaction Document for all purposes under the Purchase Agreement. Except as amended herein, the Transaction Documents are hereby ratified and reaffirmed and shall continue to be in full force and effect and the Company acknowledges, confirms and agrees that all of the Company’ s obligations owing to the Buyer under the Transaction Documents are hereby reaffirmed and shall remain in full force and effect.

13.        No Default has occurred and is continuing and no Event of Default has occurred or resulted from the consummation of the transactions contemplated by this Amendment and the Company hereby acknowledges and agrees that, as of the date hereof, assuming the effectiveness of the amendments provided herein, it is not aware of any prospective Event of Default.

14.        The Company hereby represents, warrants, and covenants that this Amendment has been duly authorized, executed, and delivered to the Buyer by the Company, is enforceable in accordance with its terms, and is in full force and effect, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

15.       The Company hereby represents, warrants, and covenants that the execution, delivery, and performance of this Amendment by the Company will not violate any requirement of law or contractual obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues (other than Permitted Liens).

16.         Section 18 (Governing Law; Waiver of Jury Trial) of the Initial Registered Note is hereby incorporated into this Amendment by reference mutatis mutandis.

[Signature page follows]

COMPANY:

BIONANO GENOMICS, INC.

By:	/s/ R. Erik Holmlin
Name:	R. Erik Holmlin
Title:	President and Chief Executive Officer

BUYER:

HIGH TRAIL SPECIAL SITUATIONS LLC

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory